Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-185945, 333-189001, 333-194113 and 333-212309 on Form S-8 of our report dated March 1, 2017 (March 1, 2018 as to the change in accounting as described in Note 1), relating to the 2016 and 2015 consolidated financial statements (with the retrospective adjustments) and financial statement schedules of Front Yard Residential Corporation (formerly Altisource Residential Corporation) and subsidiaries (the “Company”), which report expressed an unqualified opinion and included explanatory paragraphs related to the Company having no employees and relying upon the performance of service providers, including Altisource Portfolio Solutions S.A. and Ocwen Financial Corporation, related parties through January 16, 2015, and Altisource Asset Management Corporation, a related party) and the change in accounting as described in Note 1, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 1, 2018